                                                                               .
                                                                               .
                                                                               .

                               SPECIFICATIONS PAGE

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TYPE OF CONTRACT:                [QUALIFIED]

INITIAL PAYMENT:                 [$100,000.00]

OWNER:                           [JOHN X. SMITH]

ANNUITANT:                       [JOHN X. SMITH]

CO-ANNUITANT:                    [MARY. SMITH]

CONTRACT DATE:                   [1/1/2008]

CONTRACT NUMBER:                 [000000005]

GOVERNING LAW:                   [YS]

ANNUITANT'S AGE                  [55]

CO-ANNUITANT'S AGE               [53]

PLAN                             [Marketing Name]

                                          FEES AND CHARGES

CONTRACT ASSET FEE               [0.35%]

ANNUAL CONTRACT FEE              [$30.00](1)

                                 (1)  Prior to the Annuity Commencement Date, when the Annual
                                      Administration Fee is to be assessed, if the Contract Value equals or exceeds [$25,000], the Annual Administration Fee will be waived.

LIFETIME INCOME BENEFIT FEE      [0.40%]

MAXIMUM LIFETIME INCOME          [0.65%]
BENEFIT FEE

                                       LIFETIME INCOME BENEFIT

MINIMUM HOLDING PERIOD           [1/1/2011]
EXPIRATION

MINIMUM HOLDING PERIOD           [5 years]
DURATION

LIFETIME INCOME AGE              [59 1/2]

SINGLE LIFETIME INCOME           [5.0%]
PERCENTAGE

SPOUSAL LIFETIME INCOME          [4.5%]
PERCENTAGE

BENEFIT BASE PERCENTAGE          [100%]

TRANSFERRED BENEFIT BASE         [$125,000]

PAYMENT LIMIT PERCENTAGE         [20%]

STEP-UP DATES                    Every [Contract Anniversary] up to the anniversary on or after the earlier of the Annuitant's or any co-Annuitant's [85th] birthday.


SP.VEN200.08-ROTH

                                       S.1


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                                 LIMITS - PAYMENTS & TRANSFERS

PAYMENT LIMITS                   The initial Payment is shown above. No Additional Payment will be accepted without our prior approval that either

                                      (a)  exceeds $[25,000], or

                                      (b)  causes the total of all Additional Payments received to exceed $[25,000].

                                 No Additional Payment will be accepted after the older of the
                                 Annuitant or any co-Annuitant attains age [81].

ROTH IRA PAYMENT LIMITS          (a)  Except in the case of a "qualified rollover contribution," a
                                      "recharacterization" (defined in (f) below), or a nontaxable transfer from another Roth IRA, no premium or Payment
                                      otherwise permitted under the Contract (referred to herein as a "Payment") will be accepted unless it is in cash and the total of such payments to all the Owner's Roth IRAs for a
                                      taxable year does not exceed the lesser of the Applicable
                                      Amount (as defined in paragraph (b) below) or the Owner's
                                      compensation for that taxable year. The Payment described in the preceding sentence is hereinafter referred to as a
                                      "regular Payment". However, notwithstanding the dollar limits on contributions, an individual may make a repayment of a
                                      qualified reservist distribution described in Code section
                                      72(t)(2)(G) during the 2-year period beginning on the day
                                      after the end of the active duty period or by August 17, 2008, if later. A "qualified rollover contribution" is a rollover contribution of a distribution from an IRA that meets the
                                      requirements of IRC Section 408(d)(3), except the
                                      one-rollover-per-year rule of IRC section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "nonRoth IRA"). For taxable years beginning after 2005, a qualified rollover contribution includes a
                                      rollover from a designated Roth account described in Code
                                      section 402A; and for taxable years beginning after 2007, a qualified rollover contribution also includes a rollover from an eligible retirement plan described in Code section
                                      402(c)(8)(B). Payments may be limited under paragraphs (c)
                                      through (e) below.

                                 (b)  Unless otherwise provided under applicable federal tax law, the Applicable Amount is determined under (i) or (ii) below:

                                      (i)  If the Owner is under age 50, the Applicable Amount is
                                           $3,000 for any taxable year beginning in 2002 through
                                           2004, $4,000 for any taxable year beginning in 2005
                                           through 2007, and $5,000 for any taxable year beginning
                                           in 2008 and years thereafter. After 2008, the $5,000
                                           amount will be adjusted by the Secretary of the Treasury
                                           for cost-of-living increases under Code section
                                           219(b)(5)(D). Such adjustments will be in multiples of
                                           $500.

                                      (ii) If the Owner is 50 or older, the Applicable Amount under paragraph (i) above is increased by $500 for any taxable
                                           year beginning in 2002 through 2005 and by $1,000 for any
                                           taxable year beginning in 2006 and years thereafter.

                                      (iii) If the Owner was a participant in a Code section 401(k)
                                           plan of a certain employer in bankruptcy described in
                                           Code section 219(b)(5)(C), then the applicable amount
                                           under paragraph (i) above is increased by $3,000 for
                                           taxable years beginning after 2006 and before 2010 only.
                                           An Owner who makes contributions under this paragraph
                                           (iii) may not also make contributions under paragraph
                                           (ii).

                                 (c)  If (i) and/or (ii) below apply, the maximum regular Payment that can be made to all of the Owner's Roth IRAs for a taxable year is the smaller amount determined under (i) or (ii).

                                      (i)  The maximum regular Payment limit is gradually reduced to
                                           $0 between certain levels of modified adjusted gross
                                           income ("modified AGI," as

SP.VEN200.08-ROTH

                                       S.2

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                                           defined in (g) below). For an Owner who is single or is a
                                           head of household, the maximum annual regular Payment is
                                           phased out between modified AGI of $95,000 and $110,000;
                                           for an Owner who is married filing a joint return or is a
                                           qualifying widow(er), between modified AGI of $150,000
                                           and $160,000; and for an Owner who is married filing a
                                           separate return, between modified AGI of $0 and $10,000.
                                           If the Owner's modified AGI for a taxable year is in the
                                           phase-out range, the maximum regular Payment determined
                                           for that taxable year is rounded up to the next multiple
                                           of $10 and is not reduced below $200. After 2006, the
                                           dollar amounts above will be adjusted by the Secretary of
                                           the Treasury for cost-of-living increases under Code
                                           section 408A(c)(3). Such adjustments will be in multiples
                                           of $1,000.

                                      (ii) If the Owner makes regular Payments to both Roth and
                                           nonRoth IRAs for a taxable year, the maximum regular
                                           Payment that can be made to all the Owner's Roth IRAs for
                                           that taxable year is reduced by the regular Payments made
                                           to the Owner's nonRoth IRAs for the taxable year.

                                 (d)  A rollover from an eligible retirement plan other than a Roth
                                      IRA or a designated Roth Account cannot be made to this IRA if, for the year the amount is distributed from the other
                                      plan, (i) the Owner is married and files a separate return,
                                      (ii) the Owner is not married and has modified AGI in excess of $100,000, or (iii) the Owner is married and together the
                                      Owner and the Owner's spouse have modified AGI in excess of
                                      $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for the taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year. For taxable years beginning after 2009, the limits in this paragraph (d)
                                      do not apply to qualified rollover contributions.

                                 (e)  No Payment will be accepted under a SIMPLE IRA plan
                                      established by any employer pursuant to IRC Section 408(p).
                                      Also, no transfer or rollover of funds attributable to
                                      Payments made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the two-year period beginning on the date the Owner first participated in that employer's SIMPLE IRA plan

                                 (f)  A regular Payment to a nonRoth IRA may be recharacterized pursuant to the rules in Section 1.408A-5 of the federal
                                      income tax regulations as a regular Payment to this IRA,
                                      subject to the limits in (c) above.

                                 (g)  For purposes of (c) and (d) above, an individual's modified
                                      AGI for a taxable year is defined in IRC Section
                                      408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from an
                                      eligible retirement plan other than a Roth IRA (a
                                      "conversion").

                                 (h)  For purposes of (a) above, compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in IRC Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, IRC Section 401(c)(2) shall be applied as if the term trade or business for purposes of IRC Section 1402
                                      included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to
                                      interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term
                                      "compensation"
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SP.VEN200.08-ROTH

                                       S.3

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                                      shall include any amount includible in the individual's gross income under IRC Section 71 with respect to a divorce or
                                      separation instrument described in subparagraph (A) of IRC
                                      Section 71(b)(2). In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a
                                      deductible contribution to a nonRoth IRA.

TRANSFER CHARGES AND             We reserve the right to impose a transaction charge for transfers.
LIMITATIONS - BEFORE MATURITY    In the event a charge is imposed, it will not exceed the lesser of
DATE                             [$25.00] or [2%] of the amount of each transfer.

                                 We reserve the right to limit the amount of the transfer and the maximum number of transfers that can be made.

                                 You must transfer at least [$300] or, if less, the entire amount in the Investment Option each time you make a transfer. If, after the transfer, the amount remaining in the Investment Option from which the transfer is made is less than [$100], then we will transfer the entire amount instead of the requested amount.

                                 Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than [one] per
                                 [month] or [six] at any time within a Contract Year.

TRANSFER CHARGES AND             We reserve the right to limit the maximum number of transfers you
LIMITATIONS - ON OR AFTER        may make per Contract Year after variable annuity payments have
MATURITY DATE                    begun.

                                 If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than [4.]

SP.VEN200.08-ROTH

                                       S.4


                        INITIAL ALLOCATION OF NET PAYMENT
                 (SEE FOLLOWING PAGE FOR ALL AVAILABLE OPTIONS)

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VARIABLE INVESTMENT OPTIONS:

[LIFESTYLE BALANCED]             [100.00%]

TOTAL                            100.00%

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.

SP.VEN200.08-ROTH

                                       S.5

                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT H]

VARIABLE INVESTMENT OPTIONS

     [LIFESTYLE PORTFOLIOS:
          Growth
          Balanced
          Moderate
          Conservative

     Money Market]

SP.VEN200.08-ROTH

                                      S.6


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                                          ANNUITY BENEFITS

MATURITY DATE:                   [1/1/2048]

ANNUITY COMMENCEMENT DATE        [1/1/2043]

ANNUITY OPTION:                  [Life 5-Year Certain]

                                 [The guarantee period for the Annuity Option may be reduced to comply with the period permitted under Section 1.401(a)(9)-6 of the
                                 Income Tax Regulations, except as otherwise provided by applicable federal tax law.]

ANNUITY PAYMENTS - GENERAL       The rates for Annuity Payments are determined based on:
INFORMATION

                                      -    Mortality Table: [Annuity 2000 Table projected at Scale G
                                           from January 1, 2000]

                                      -    Fixed Annuity Payment Interest Rate: [3% interest per
                                           year]

                                      -    Variable Annuity Payment Assumed Interest Rate: [3.00%]

                                 The amount of each Annuity Payment will depend upon the sex and age of the Annuitant, the Co-Annuitant, if any, or other payee.

                                 For variable annuity payments, the smallest annual rate of investment return that is required to be earned on the assets of the Separate Account so that the dollar amount of such payments will not decrease is: [3.31%]

                                       BENEFICIARY INFORMATION

[Mary Smith]

SP.VEN200.08-ROTH

                                                S.7